Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 4, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which is included in The Kroger Co.’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

(PricewaterhouseCoopers LLP)

Cincinnati, Ohio

March 31, 2008